                                                                  EXECUTION COPY


                          REVOLVING CREDIT AGREEMENT


                          dated as of April 26, 2002


                                    between


                                 MAPICS, INC.
                                  as Borrower


                                      and


                                 SUNTRUST BANK
                                   as Lender

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.   DEFINITIONS; CONSTRUCTION.....................................

   Section 1.1.  Definitions...............................................
   Section 1.2.  Accounting Terms and Determination........................
   Section 1.3.  Terms Generally...........................................

ARTICLE II.  THE REVOLVING COMMITMENT......................................

   Section 2.1.  Revolving Loans and Revolving Credit Note.................
   Section 2.2.  Procedure for Revolving Loans.............................
   Section 2.3.  Interest Elections........................................
   Section 2.4.  Optional Reduction and Termination of Commitment..........
   Section 2.5.  Mandatory Termination of Revolving Commitment; Extension
                 of Commitment Termination Date............................
   Section 2.6.  Optional Prepayments......................................
   Section 2.7.  Interest on Loans.........................................
   Section 2.8.  Fees......................................................
   Section 2.9.  Computation of Interest and Fees..........................
   Section 2.10. Inability to Determine Interest Rates.....................
   Section 2.11. Illegality................................................
   Section 2.12. Increased Costs...........................................
   Section 2.13. Funding Indemnity.........................................
   Section 2.14. Payments Generally........................................
   Section 2.15. Letters of Credit.........................................

ARTICLE III. CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT...........

   Section 3.1.  Conditions to Effectiveness...............................
   Section 3.2.  Each Credit Event.........................................

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES................................

   Section 4.1.  Existence; Power..........................................
   Section 4.2.  Organizational Power; Authorization.......................
   Section 4.3.  Governmental Approvals; No Conflicts......................
   Section 4.4.  Financial Statements; Projections.........................
   Section 4.5.  Litigation and Environmental Matters......................
   Section 4.6.  Compliance with Laws and Agreements.......................

   Section 4.7.  Investment Company Act, Etc................................
   Section 4.8.  Taxes......................................................
   Section 4.9.  Margin Regulations.........................................
   Section 4.10. ERISA......................................................
   Section 4.11. Ownership of Property......................................
   Section 4.12. Absence of Financing Statements, Etc.......................
   Section 4.13. Bank Accounts..............................................
   Section 4.14. Disclosure.................................................
   Section 4.15. Subsidiaries...............................................

ARTICLE V.   AFFIRMATIVE COVENANTS..........................................

   Section 5.1.  Financial Statements and Other Information.................
   Section 5.2.  Notices of Material Events.................................
   Section 5.3.  Existence; Conduct of Business.............................
   Section 5.4.  Compliance with Laws, Etc..................................
   Section 5.5.  Use of Proceeds............................................
   Section 5.6.  Payment of Obligations.....................................
   Section 5.7.  Books and Records..........................................
   Section 5.8.  Visitation, Inspections, Etc...............................
   Section 5.9.  Maintenance of Properties, Insurance.......................
   Section 5.10. Cash Management............................................
   Section 5.11. Further Assurances.........................................
   Section 5.12. Additional Subsidiaries....................................

ARTICLE VI.  FINANCIAL COVENANTS............................................

   Section 6.1.  Minimum Quarterly Adjusted EBITDA..........................
   Section 6.2.  Minimum Net Cash...........................................
   Section 6.3.  Minimum Operating Cash Flow to Interest Ratio..............

ARTICLE VII. NEGATIVE COVENANTS.............................................

   Section 7.1.  Indebtedness...............................................
   Section 7.2.  Negative Pledge............................................
   Section 7.3.  Fundamental Changes........................................
   Section 7.4.  Investments, Loans, Etc....................................
   Section 7.5.  Restricted Payments........................................
   Section 7.6.  Sales of Assets............................................
   Section 7.7.  Transactions with Affiliates...............................
   Section 7.8.  Restrictive Agreements.....................................
   Section 7.9.  Sales and Leaseback Transactions...........................
   Section 7.10. Amendment to Material Documents............................
   Section 7.11. Accounting Changes.........................................

ARTICLE VIII. EVENTS OF DEFAULT............................................

   Section 8.1.  Events of Default.........................................

ARTICLE IX.   MISCELLANEOUS................................................

   Section 9.1.  Notices...................................................
   Section 9.2.  Waiver; Amendments........................................
   Section 9.3.  Expenses; Indemnification.................................
   Section 9.4.  Successors and Assigns....................................
   Section 9.5.  Governing Law; Jurisdiction; Consent to Service of
                 Process...................................................
   Section 9.6.  Waiver of Jury Trial......................................
   Section 9.7.  Counterparts; Integration.................................
   Section 9.8.  Survival..................................................
   Section 9.9.  Severability..............................................
   Section 9.10. Confidentiality...........................................

Schedules
---------

   Schedule 4.5  Litigation and Environmental Matters
   Schedule 4.15 Subsidiaries
   Schedule 7.1  Outstanding Indebtedness
   Schedule 7.2  Outstanding Liens


Exhibits
--------

   Exhibit A   -    Revolving Credit Note
   Exhibit B   -    Notice of Revolving Borrowing
   Exhibit C   -    Form of Continuation/Conversion
   Exhibit D   -    Form of Officer's Certificate
   Exhibit E   -    Form of Compliance Certificate
   Exhibit F   -    Form of Subsidiary Guarantee Agreement
   Exhibit G   -    Form of Indemnity, Contribution & Subrogation Agreement
   Exhibit H   -    Form of Security Agreement

                          REVOLVING CREDIT AGREEMENT
                          --------------------------


          THIS REVOLVING CREDIT AGREEMENT is made and entered into as of April 26, 2002 between MAPICS, INC. and SUNTRUST BANK.

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, the Borrower has requested that the Lender establish a $10,000,000 revolving credit facility to the Borrower;

          WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to establish the requested revolving credit facility to the Borrower.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:


                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION
                           -------------------------

          Section 1.1.  Definitions. In addition to the other terms defined
                        -----------
herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted EBITDA" shall mean with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (Loss) of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Consolidated Net Income (Loss) and without duplication (i) amortization and depreciation for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) noncash losses and expenses (or minus noncash gains) on any Asset Sale outside the ordinary course of business for such period, plus (v) the noncash effect of accounting changes for such period, plus (vi) noncash losses and expenses (or minus noncash gains) arising from any non-cash one time write-up or write-down in the book value of any assets for such period, but only to the extent such a write-up or write-down in the book value of such asset would otherwise have been treated as amortization and/or depreciation of such asset on the profit and loss statement of the Borrower, all as determined in accordance with GAAP, minus (c) the portion of the costs of software development required to be capitalized pursuant to FASB statement No. 86 for such period, plus (d) non-recurring, noncash charges and one-time administrative expenses.

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

          "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

          "Agreement" shall mean this Revolving Credit Agreement, as hereafter amended, supplemented or otherwise modified.

          "Asset Sale" shall mean any one or series of related transactions on which any Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary) whether owned on the Closing Date or thereafter acquired.

          "Availability Period" shall mean the period from the Closing Date to the Commitment Termination Date.

          "Base Rate" shall mean the higher of (i) the Prime Rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%).

          "Base Rate Loan" shall mean a Revolving Loan bearing interest at a rate based on the Base Rate.

          "Borrower" shall mean MAPICS, Inc., a Georgia corporation having its principal place of business at 1000 Windward Concourse Parkway, Suite 100, Alpharetta, Georgia 30005.

          "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Assets" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill but excluding capitalized software); provided, that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

          "Capital Expenditures" shall mean amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (a) the purchase or leases by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any "synthetic" lease referred to in clause (iii) of the definition of "Off-Balance Sheet Liabilities" to the extent that such assets would have been Capital Assets had such "synthetic" lease been treated for accounting purposes as a Capitalized Lease.

          "Capitalized Leases" shall mean leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          "Change in Control" shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 35% or more of the outstanding shares of the voting stock of the Borrower; or (b) the first day on which a majority of the board of directors of the Borrower are not Continuing Directors.

          "Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by the Lender (or for purposes of Section
                                                                 -------
2.12(b), by the Lender's holding company, if applicable) with any request,
     -
guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in
             -----------     -----------
accordance with Section 9.2.
                -----------

          "Collateral" shall mean all of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the Liens created pursuant to the Security Agreement.

          "Commitment Termination Date" shall mean the earliest of (i) the Scheduled Termination Date, (ii) the date on which the Revolving Commitment is terminated pursuant to Section 2.4, and (iii) the date on which all amounts
                       -----------
outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise) in accordance with the terms hereof.

          "Consolidated" or "consolidated" shall mean, with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated Net Income (Loss)" shall mean the consolidated net income (or loss) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income and all extraordinary noncash items of loss.

          "Consolidated Operating Cash Flow" shall mean for any period, an amount equal to (a) Adjusted EBITDA for such period, less (b) the sum of (i) cash payments for all income taxes paid during such period (net of cash payments received during such period in respect of income tax refunds), plus (ii) Capital Expenditures made during such period.

          "Consolidated Total Assets" shall mean all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Interest Expense" shall mean, for any period and without duplicaton, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any "synthetic" lease included in the definition of "Off-Balance Sheet Liabilities" referred to in clause (k) of the definition of Indebtedness, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

          "Continuing Directors" shall mean the members of the board of directors of the relevant entity as of Closing Date (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the Closing Date or whose election or nomination for election was previously so approved).

          "Control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

          "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Default Interest" shall have the meaning set forth in Section 2.7(b).
                                                                 ----------- -

          "Dollars" or "$" means the lawful currency of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary that is not a Foreign Subsidiary.

          "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Loan" shall mean a Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Lender is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under

Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Event of Default" shall have the meaning provided in Article VIII.

          "Existing Credit Facility" shall mean the Revolving Credit and Term Loan Agreement, dated as of January 12, 2000 among the Borrower, Fleet National Bank (f/k/a BankBoston, N.A.) and the other lending institutions party thereto and Fleet National Bank (f/k/a BankBoston, N.A.), as agent, as amended and in effect from time to time.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100/th/ of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100/th/ of 1% of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

          "Financing Statements" shall mean UCC-1 financing statements naming the Lender as the "secured party": (a) to be filed in the office of the Clerk of the Superior Court of any county of the State of Georgia naming the Borrower as the "debtor", (b) to be filed in the office of the Clerk of the Superior Court of any county of the State of Georgia naming MAPICS U, Inc. as the "debtor", (c) to be filed in the office of the Secretary of State of the State of Delaware naming Thru-Put Corporation as the "debtor", (d) to be filed in the office of the Secretary of State of the State of California naming Minx Software, Incorporated as the "debtor", and (e) to be filed in the office of the Secretary of State of the State of Massachusetts naming Pivotpoint, Inc. as the "debtor".

          "Foreign Subsidiary" shall mean any Subsidiary (direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is organized under the laws of a jurisdiction other than the United States of America or a state or other subdivision of the United States of America.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
                                                                        -------
1.2.
---

          "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term
                                                      --------
"Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" shall mean, collectively, MAPICS U, Inc., a Georgia corporation, Pivotpoint, Inc., a Massachusetts corporation, Minx Software, Incorporated, a California corporation, and Thru-Put Corporation, a Delaware corporation, and all other direct or indirect Domestic Subsidiaries (excluding Non-Material Subsidiaries) of the Borrower now or at any time hereafter in existence.

          "Guaranty" shall mean that certain Subsidiary Guarantee Agreement dated as of April 26, 2002 substantially in form of Exhibit F attached hereto,
                                                    ---------
as amended, supplemented or otherwise modified.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

          "Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person,
(e) all obligations of such Person under any Capitalized Lease, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, bankers' acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) and (j) hereof,
(h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person,
(i) all obligations of such Person to purchase, redeem, retire or otherwise acquire for cash any common stock of such Person, excluding, in the case of the Borrower and any of its Subsidiaries, all such obligations due after the Scheduled Termination Date, and (j) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of a Person shall not include such Person's obligations in respect of deferred compensation arrangements with officers and other employees of such Person.

          "Indemnity and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of April 26, 2002, substantially in the form of Exhibit G attached hereto, among the Borrower, the Guarantors and
               ---------
the Lender, as hereafter amended, supplemented or otherwise modified.

          "Interest Period" shall mean, with respect to any Eurodollar Loan, a period of one, two or three months, as the Borrower may request; provided, that:
                                                                 ---------

          (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of such Eurodollar Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

          (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

          (iv) no Interest Period may extend beyond the Commitment Termination Date.

          "Investment" has the meaning given that term in Section 7.4.
                                                          -----------

          "LC Commitment" shall mean that portion of the Revolving Commitment that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $3,000,000.

          "LC Disbursement" shall mean a payment made by the Lender pursuant to a Letter of Credit.

          "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

          "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.

          "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.15 by the Lender for the account of the Borrower pursuant to the LC
------------
Commitment.

          "LENDER" shall mean SunTrust Bank, a Georgia banking corporation, and its successors and assigns.

          "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum quoted at or about 11:00 a.m. (London, England time) two Business Days prior to the first day of the Interest Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Lender to obtain such interest rate quotes) that displays British Banker's Association Interest Settlement Rates for deposits in Dollars for a period equal to such Interest Period or if such page or such service shall cease to be available, such other page or service (as the case may be) for the purpose of displaying British Banker's Association Interest Settlement Rates as reasonably determined by the Lender upon advising the Borrower as to the use of any such other service; provided, that if the Lender determines that the
                        --------
relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Lender to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in the applicable currency are offered to the Lender two
(2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a. m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Lender.

          "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Revolving Credit Note, the Security Agreement, the Guaranty, the Indemnity and Contribution Agreement, the Financing Statements, the LC Documents and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

          "LOAN PARTIES" shall mean the Borrower and the Guarantors.

          "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective material obligations under the Loan Documents, (iii) the rights and remedies of the Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "NET CASH" shall mean, as of any given date, (a) Total Cash and Marketable Securities of the Borrower and its Subsidiaries outstanding on such date, less (b) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date.

          "NON-MATERIAL SUBSIDIARY" shall mean at any time any direct or indirect Subsidiary of the Borrower (other than a Guarantor) having a net worth of less than $500,000.

          "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Lender in respect of the conversion or continuation of an outstanding Loan as provided in Section 2.3(b) hereof.
                                ----------- -

          "NOTICE OF REVOLVING BORROWING" shall have the meaning as set forth in
Section 2.2.
-----------

          "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations under Letters of Credit, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

          "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

          "PARTICIPANT" shall have the meaning set forth in Section 9.4(c).
                                                            ----------- -

          "PAYMENT OFFICE" shall mean the office of the Lender located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Lender shall have given written notice to the Borrower.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

          "PERMITTED ENCUMBRANCES" shall mean:

          (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

          (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "PERMITTED INVESTMENTS" shall mean:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (ii) commercial paper issued by a corporation organized under the laws of any state of the United States or the District of Columbia having the highest rating, at the time of acquisition thereof, of at least two of Standard and Poor's Rating Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Investors Service, Inc. ("Fitch");

          (iii) demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks or banks organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, having in each case total capital and surplus in excess of $1,000,000,000;

          (iv) corporate notes and corporate bonds, taxable and/or tax-exempt municipal notes/bonds and taxable and/or tax-exempt municipal auction rate securities with reset mechanisms, each maturing within one year of the date of acquisition thereof and having the highest rating, at the time of acquisition thereof, of at least two of S & P, Moody's or Fitch;

          (v) Investments in money- market mutual funds consisting entirely of (i) United States treasury or agency funds, (ii) money-market funds which are open-end investment companies registered under the Investment Company Act of 1940, as amended, and (iii) other money-market mutual funds acceptable to the Lender; and

          (vi) any security, instrument or other type of investment made by or through Trusco Capital Management, Inc. or any other money manager, on behalf of the Borrower.

          "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PRIME RATE" shall mean the per annum rate which the Lender publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate. Each change in the Lender's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

          "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower, or if neither of such officers is available, the chief executive officer of the Borrower.

          "REVOLVING COMMITMENT" shall mean the obligation of the Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding $10,000,000.

          "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of the Lender in the principal amount of the Revolving Commitment, in substantially the form of Exhibit A attached hereto.
                                         ---------

          "REVOLVING LOAN" shall mean a loan made by the Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

          "SCHEDULED TERMINATION DATE" shall mean April 24, 2003 or such later date to which the Scheduled Termination Date has been extended pursuant to
Section 2.5(b).
----------- -

          "SECURITY AGREEMENT" shall mean that certain Security Agreement, substantially in the form of Exhibit H attached hereto, made by the Borrower and
                             ---------
each Guarantor in favor of the Lender, as amended, supplemented or otherwise modified.

          "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than

50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

          "TOTAL ASSETS" shall mean, as at any date of determination, an amount equal to the Consolidated Total Assets of the Borrower and its Subsidiaries on such date, minus the outstanding amount of the Revolving Loans on such date.

          "TOTAL CASH AND MARKETABLE SECURITIES" shall mean all cash, cash equivalents and marketable securities of the Borrower and its Subsidiaries as determined in accordance with GAAP.

          "TOTAL FUNDED INDEBTEDNESS" shall mean all Indebtedness in categories
(a), (b), (c), (e) and (f) of the definition of Indebtedness.

          "TYPE", when used in reference to a Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Base Rate.

          "VOTING STOCK" shall mean any capital stock or other equity interest of the Borrower of any class having, by the terms thereof, voting power to elect directors of the Borrower in the absence of a default or failure to pay dividends with respect to any class or classes of capital stock. Any percentage of Voting Stock held by any person shall be determined by dividing the total number of votes that such person may cast based on the Voting Stock held by such person by the total number of votes that may be cast based upon the total issued and outstanding Voting Stock.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA

          SECTION 1.2.  ACCOUNTING TERMS AND DETERMINATION.  Unless otherwise
                        ----------------------------------
defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes as may be required by GAAP and allowed by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section
                                                                       -------
5.1(a); provided, that if the Borrower notifies the Lender that the Borrower
--- -   --------
wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lender notifies the Borrower that it wishes to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender.

          SECTION 1.3.  TERMS GENERALLY.  The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns,
(iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Lender's principal office, unless otherwise indicated.


                                  ARTICLE II

                           THE REVOLVING COMMITMENT
                           ------------------------

          Section 2.1.  Revolving Loans and Revolving Credit Note.
                        -----------------------------------------

          (a) Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the sum of the principal amount of Revolving Loans then outstanding plus the outstanding LC Exposure to exceed the Revolving Commitment. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there
           --------
exist a Default or Event of Default.

          (b) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans shall be evidenced by the records of the Bank and by the Revolving Credit Note. The entries made in such records and/or on the schedule annexed to the Revolving Credit Note shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of the Lender in maintaining or making
--------
entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

          Section 2.2.   Procedure for Revolving Loans.  The Borrower shall give
                         -----------------------------
the Lender written notice (or telephonic notice promptly confirmed in writing) of each Revolving Loan substantially in the form of Exhibit B (a "Notice of
                                                    ---------
Revolving Borrowing") (x) prior to 10:00 a.m. on the same Business Day of the making of each Base Rate Loan requested and (y) prior to 11:00 a.m. two (2) Business Days prior to the requested date of each Eurodollar Loan. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the principal amount of the Revolving Loan, (ii) the proposed date of such Revolving Loan (which shall be a Business Day), (iii)
the Type of such Revolving Loan and (iv) in the case of a Eurodollar Loan, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). The aggregate principal amount of each Eurodollar Loan shall be not less than $1,000,000 or a larger multiple of $100,000 and the principal amount of each Base Rate Loan shall not be less than $100,000 or a larger multiple of $50,000, or in such lesser amounts equal to the amount of the unused Revolving Commitment; provided, however, the
                                                  --------  -------
preceding amount limitations shall not apply to the initial Revolving Loan proceeds of which are to be used to repay obligations owing under the Existing Credit Facility. At no time shall the total number of Eurodollar Loans outstanding at any time exceed five. Upon the satisfaction of the applicable conditions set forth in Article III hereof, the Lender will make the proceeds of each Revolving Loan available to the Borrower at the Payment Office on the date specified in the applicable Notice of Revolving Borrowing by crediting an account maintained by the Borrower with the Lender or at the Borrower's option, by effecting a wire transfer of such amount to an account designated by the Borrower to the Lender.

          Section 2.3.   Interest Elections.
                         ------------------

          (a) Each Revolving Loan initially shall be of the Type specified in the applicable Notice of Revolving Borrowing, and in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Notice of Revolving Borrowing. The Borrower may elect to convert any Revolving Loan into a different Type or to continue any Revolving Loan as the same Type, and in the case of a Eurodollar Loan, may elect Interest Periods therefor, all as provided in this Section.

          (b) To make an election pursuant to this Section, the Borrower shall give the Lender prior written notice substantially in the form of Exhibit C (or
                                                                  ---------
telephonic notice promptly confirmed in writing) of each Revolving Loan (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 10:00 a.m. on the same Business Day as the date of a conversion into a Base Rate Loan and (y) prior to 11:00 a.m. two (2) Business Days prior to a continuation of or conversion into a Eurodollar Loan. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Revolving Loan to which such Notice of Continuation/Conversion applies; (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Revolving Loan is to be a Base Rate Loan or a Eurodollar Loan; and
(iv) if the resulting Revolving Loan is to be a Eurodollar Loan, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Loan but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Loan shall satisfy the minimum borrowing amount for Eurodollar Loans and Base Rate Loans set forth in Section 2.2.
   -----------

          (c) If, on the expiration of any Interest Period in respect of any Eurodollar Loan, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Eurodollar Loan is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan. No Revolving Loan may be converted into, or continued as, a Eurodollar Loan if an Event of Default exists, unless the Lender shall have otherwise consented in writing. If a Eurodollar Loan is converted on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.13.
                                 -------------

          Section 2.4.  Optional Reduction and Termination of Revolving
                        -----------------------------------------------
Commitment. Upon at least two (2) Business Days' prior written notice (or
----------
telephonic notice promptly confirmed in writing) to the Lender (which notice shall be irrevocable), the Borrower may reduce the Revolving Commitment in part or terminate the Revolving Commitment in whole; provided, that (i) any partial
                                                --------
reduction pursuant to this Section 2.4 shall be in an amount of at least
                           -----------
$1,000,000 and any larger multiple of $100,000, and (ii) no such reduction shall be permitted which would reduce the Revolving Commitment (after giving effect thereto and any concurrent prepayments made under Section 2.6) to an amount less
                                                  -----------
than the outstanding Revolving Loans plus the outstanding LC Exposure.
                                     ----

          Section 2.5.  Mandatory Termination of Revolving Commitment; Extension
                        --------------------------------------------------------
of Scheduled Termination Date.
-----------------------------

          (a) The Revolving Commitment shall terminate on the Commitment Termination Date, and all Revolving Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date.

          (b) At least 30 days, but not more than 45 days, prior to any anniversary of the Scheduled Termination Date, the Borrower may request that the Lender extend the Scheduled Termination Date for a successive 364-day period. The Lender, in its sole discretion, may agree to extend or decline to extend the Scheduled Termination Date; provided, that if the Lender has not responded to
                            --------
such request in writing 20 days prior to the existing Scheduled Termination Date, then the Borrower's request for an extension shall be deemed to have been denied. In the event that the Lender shall agree to such request, the Borrower and the Lender shall execute a written amendment and extension agreement in form reasonably acceptable to the Lender evidencing such extension and the agreed upon terms and conditions of such extension, together with such other documents as the Lender shall reasonably request; provided, that the Lender agrees not to
                                        --------
charge a fee in connection with such extension in excess of 0.50% of the Revolving Commitment.

          Section 2.6.  Optional Prepayments.  The Borrower shall have the right
                        --------------------
at any time and from time to time to prepay any Revolving Loan, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Lender no later than (i) in the case of prepayment of any Eurodollar Loan, 11:00 a.m. not less than two
(2) Business Days prior to any such prepayment and (ii) in the case of any prepayment of any Base Rate Loan, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Revolving Loan or portion thereof to be prepaid. Such amount shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.7(a); provided,
                                                      ----------- -   --------
that if a Eurodollar Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.13. Each partial prepayment of any Revolving Loan
                     ------------
shall
be in an amount that would be permitted in the case of an advance of a Revolving Loan of the same Type pursuant to Section 2.2.
                                  ------------

          Section 2.7.  Interest on Loans.
                        -----------------

          (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time plus 1.00% per annum, and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus 2.50% per annum.

          (b) While an Event of Default exists or after acceleration, at the option of the Lender, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

          (c) Interest on the principal amount of all Revolving Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and on the Commitment Termination Date. Interest on any Revolving Loan which is converted into a Revolving Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

          (d) The Lender shall determine each interest rate applicable to the Revolving Loans hereunder and shall promptly notify the Borrower of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

          Section 2.8.  Fees.
                        ----

          (a) Closing Fee. The Borrower agrees to pay to the Lender a closing fee as provided in the letter agreement dated March 28, 2002 (the "Fee Letter") between the Borrower and the Bank.

          (b) Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee as provided in the Fee Letter.

          (c) Letter of Credit Fees. The Borrower agrees to pay to the Lender in respect of each Letter of Credit a letter of credit fee which shall accrue at 2.50% per annum on the average daily amount of the Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date), as well as the Lender's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

          (d) Payments. Accrued fees (other than the closing fee referenced in paragraph (a)) shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date following the Closing Date, and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

          Section 2.9.  Computation of Interest and Fees.  All computations of
                        --------------------------------
interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          Section 2.10. Inability to Determine Interest Rates. If prior to the
                        -------------------------------------
commencement of any Interest Period for any Eurodollar Loan, the Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that (i) by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Adjusted LIBO Rate does not adequately and fairly reflect the cost to the Lender of making, funding or maintaining such Eurodollar Loan for such Interest Period, the Lender shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower as soon as practicable thereafter. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist (which the Lender agrees to do promptly upon such circumstances ceasing to exist), (i) the obligation of the Lender to make Eurodollar Loans or to continue or convert outstanding Revolving Loans as or into Eurodollar Loans shall be suspended and
(ii) all such affected Revolving Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Revolving Loans in accordance with this Agreement.

          Section 2.11. Illegality.  If any Change in Law shall make it
                        ----------
unlawful or impossible for the Lender to make, maintain or fund any Eurodollar Loan, the Lender shall promptly give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which the Lender agrees to do promptly upon such circumstances ceasing to exist), the obligation of the Lender to make Eurodollar Loans, or to continue or convert outstanding Revolving Loans into Eurodollar Loans, shall be suspended. If the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if the Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if the Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. If the Borrower elects not to convert such Eurodollar Loan into a Base Rate Loan, then the Borrower shall prepay such Eurodollar Loan.

          Section 2.12. Increased Costs.
                        ---------------

          (a)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on the Lender or the Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by the Lender;

and the result of the foregoing is to increase the cost to the Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to the Lender of issuing any Letter of Credit or to reduce the amount received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by the Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate the Lender for such additional costs incurred or reduction suffered.

          (b) If the Lender shall have reasonably determined that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital (or on the capital of the Lender's parent corporation) as a consequence of its obligations in respect of Eurodollar Loans hereunder to a level below that which the Lender or the Lender's parent corporation could have achieved but for such Change in Law (taking into consideration the Lender's policies or the policies of the Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by the Lender, the Borrower shall either pay to the Lender such additional amounts as will compensate the Lender or the Lender's parent corporation for any such reduction suffered.

          (c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive, absent manifest error. The Borrower shall pay the Lender such amount or amounts within 10 days after receipt thereof. The Lender shall only be entitled to compensation under this Section for events occurring during the 180-day period ending on the date the Borrower receives the certificate described in this paragraph.

          Section 2.13.  Funding Indemnity. In the event of (a) the payment of
                         -----------------
any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate the Lender, within five (5) Business Days after written demand from the Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by the Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.13 submitted to the Borrower
                                         ------------
by the Lender shall be conclusive, absent manifest error.

          Section 2.14.   Payments Generally.
                          ------------------

          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or LC Disbursements or of amounts payable under Section 2.12 or 2.13 or otherwise) prior to 12:00 noon on
                      ------------    ----
the date when due without set-off or counterclaim, either by payment of immediately available funds or by authorizing the Lender to debit any account maintained with the Lender by an amount equal to such payment. Solely for purposes of calculating interest thereon, any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day. All such payments shall be made to the Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

          Section 2.15.  Letters of Credit.
                         -----------------

          (a) During the Availability Period, the Lender agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each
                                                   --------
Letter of Credit shall expire on the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the LC Exposure would exceed the LC Commitment or (B) the LC Exposure, plus the outstanding
                                                       ----
Revolving Loans, would exceed the Revolving Commitment.

          (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Lender irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of

Credit shall be in such form and contain such terms as the Lender shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Lender shall reasonably require; provided, that in the event of any conflict
                                     --------
between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

          (c) The Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Lender shall notify the Borrower of such demand for payment and whether the Lender has made or will make a LC Disbursement thereunder; provided,
                                                                       --------
that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lender with respect to such LC Disbursement. The Borrower shall promptly reimburse the Lender for any LC Disbursements paid by the Lender in respect of such drawing, without presentment, demand or other formalities of any kind.

          (d) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Lender, in the name of the Lender and for the benefit of the Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation
                                                   --------
to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by
                                  -----------
the Lender as collateral for the payment and performance of the Obligations.
The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Lender and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Lender to reimburse itself for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three (3) Business Days after all Events of Default have been cured or waived.

          (e) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

               (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

               (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Lender or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) Payment by the Lender under a Letter of Credit against presentation of a draft or other document to the Lender that does not comply with the terms of such Letter of Credit;

               (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

               (vi)  The existence of a Default or an Event of Default.

Neither the Lender nor any Related Party of the Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided, that nothing in this Section 2.15(e) shall
                           --------                               -------
be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Lender's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, with the consent of the Borrower, accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or, without notice to or the consent of the Borrower, refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (f) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.
             ------------


                                  ARTICLE III

                 CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
                 ---------------------------------------------------

          Section 3.1.  Conditions To Effectiveness. The obligations of the
                        ---------------------------
Lender to make the initial Revolving Loan or to issue the initial Letter of Credit hereunder, whichever shall occur first, is subject to the receipt by the Lender of the following documents in form and substance reasonably satisfactory to the Lender:

          (a) each of the Loan Documents duly executed and delivered by the respective parties thereto;

          (b) a certificate of the Secretary or Assistant Secretary of each of the Loan Parties, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

          (c) certified copies of the articles of incorporation or other charter documents of each of the Loan Parties, and certificates of good standing or existence dated within two (2) weeks of the Closing Date from the Secretary of State of each of the jurisdiction of incorporation of each Loan Party and each foreign jurisdiction in which each such Loan Party is required to be qualified, excluding any such foreign jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

          (d)  a certificate substantially in the form of Exhibit D, dated the
                                                          ---------
Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 3.2;
                                                  -----------

          (e)  a duly executed Notice of Revolving Borrowing, if applicable;

          (f)  a duly executed funds disbursement agreement;

          (g) a completed and duly executed Perfection Certificate of each Loan Party and the results of UCC lien searches with respect to the Collateral, indicating no liens other than Permitted Encumbrances and the liens in favor of Fleet National Bank, as agent under the Existing Credit Facility ("Fleet");

          (h) A payoff letter from Fleet addressed to the Lender confirming, among other things, the amount necessary to repay in full all amounts outstanding under the Existing Credit Facility and that upon payment of such amounts all liens securing the Existing Credit Facility shall be released;

          (i) a favorable legal opinion of Alston & Bird LLP, counsel to the Loan Parties;

          (j)  the payment of the closing fee required pursuant to Section
                                                                   -------
2.8(a) and the fees and expenses of the Lender's counsel (not to exceed
------
$10,000); and

          (k) the Lender shall have received such other documents, certificates, information or legal opinions as it may reasonably request, all in form and substance reasonably satisfactory to the Lender.

          Section 3.2.  Each Credit Event.  The obligation of the Lender to make
                        -----------------
any Revolving Loan or to issue any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) at the time of and immediately after giving effect to such Revolving Loan or to the issuance of such Letter of Credit, no Default or Event of Default shall exist; and

          (b) all representations and warranties of each Loan Party in each of the Loan Documents to which it is a party shall be true and correct in all material respects on and as of the date of such Revolving Loan or the date of issuance of such Letter of Credit, both before the making of such Revolving Loan or the issuance of such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

The making of each Revolving Loan and the issuance of each Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this
Section 3.2.
-----------

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Borrower represents and warrants to the Lender as follows:

          Section 4.1.  Existence; Power. Each of the Borrower and its
                        ----------------
Subsidiaries (i) is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          Section 4.2.  Organizational Power; Authorization.  The execution,
                        -----------------------------------
delivery and performance by each Loan Party of the Loan Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action. Each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party, and constitutes a valid and binding obligation of such Loan Party, enforceable against it in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          Section 4.3.  Governmental Approvals; No Conflicts. The execution,
                        ------------------------------------
delivery and performance by each Loan Party of each of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (except the Liens granted to the Lender pursuant to the Loan Documents).

          Section 4.4.  Financial Statements; Projections.  (a) The Borrower has
                        ---------------------------------
furnished to the Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended audited by PricewaterhouseCoopers LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of December 31, 2001, and the related unaudited consolidated statements of operations and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since September 30, 2001, except for matters that have been disclosed to the Lender, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

     (b) The projections of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the Borrower's fiscal year ending September 2003, copies of which have been delivered to the Lender, are based on reasonable estimates and assumptions, have been prepared on the basis of assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries (as of the date thereof) of the results of operations and other information projected therein.

          Section 4.5.  Litigation and Environmental Matters.  (a)  Except as
                        ------------------------------------
disclosed in Schedule 4.5 attached hereto, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

     (b) Except for matters that could not reasonably be expected to have a Material Adverse Effect and the matters set forth on Schedule 4.5, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          Section 4.6.  Compliance with Laws and Agreements.  The Borrower and
                        -----------------------------------
each Subsidiary are in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except, in each case, where non-compliance, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 4.7.  Investment Company Act, Etc.  Neither the Borrower nor
                        ---------------------------
any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

          Section 4.8.  Taxes.  The Borrower and its Subsidiaries and each other
                        -----
Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

          Section 4.9.  Margin Regulations.  Neither the Borrower nor any of
                        ------------------
its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

          Section 4.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

          Section 4.11. Ownership of Property.
                        ---------------------

          (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not, to the best of the Borrower's knowledge, infringe on the rights of any other Person.

          Section 4.12. Absence of Financing Statements, etc. Except with
                        ------------------------------------
respect to Permitted Encumbrances, there is no financing statement, security agreement, chattel mortgage, deed to secure debt or other type of real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Loan Party or any rights relating thereto.

          Section 4.13. Bank Accounts. As of the Closing Date, the Perfection
                        -------------
Certificate of each Loan Party delivered pursuant to Section 3.1(g) sets forth the account numbers and financial institutions where all domestic demand deposit accounts and all investment or brokerage accounts of each such Loan Party are maintained.

          Section 4.14. Disclosure. The Borrower has disclosed to the Lender all
                        ----------
agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information,
--------
the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 4.15.  Subsidiaries.  Schedule 4.15 sets forth, as of the
                         ------------
Closing Date, the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Domestic Subsidiary that is a Guarantor.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Borrower covenants and agrees that so long as the Revolving Commitment is outstanding hereunder or the principal of and interest on any Revolving Loan, any LC Disbursement or any other amount under any Loan Document remains unpaid or any Letter of Credit remains outstanding:

          Section 5.1.  Financial Statements and Other Information. The Borrower
                        ------------------------------------------
will deliver to the Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such fiscal year for the Borrower, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such
                                                        --------
accountants shall not be liable to the Lender for failure to obtain knowledge of any Default or Event of Default; and, provided further that the consolidated
                                      ----------------
information required by this paragraph may be satisfied by delivery by the Borrower within such 90-day period of the Borrower's Form 10-K for such fiscal year;

          (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower's fiscal year, an unaudited consolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such periods, subject to normal year-end audit adjustments and the absence of footnotes; provided that the consolidated
                                          --------
information required by this paragraph may be satisfied by delivery by the Borrower within such 45-day period of the Borrower's Form 10-Q for such fiscal quarter;

          (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or treasurer substantially in the form of Exhibit E, (i) certifying as
                                                  ---------
to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants contained in Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of
      -----------
such change on the financial statements accompanying such certificate;

          (d) promptly after the same become publicly available, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports (including proxy statements) which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange,

          (e) promptly after the same become publicly available, copies of all reports and other materials distributed by the Borrower to its shareholders generally; and

          (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Lender may reasonably request.

          Section 5.2.  Notices of Material Events. The Borrower will furnish to
                        --------------------------
the Lender prompt written notice of the following:

          (a)  the occurrence of any Default or Event of Default; and

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, and in the case of each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (e) any other development that has, or could reasonably be expected to have, a Material Adverse Effect.

          Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 5.3.  Existence; Conduct of Business.  The Borrower will, and
                        ------------------------------
will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted by Section 7.3.
                         -----------

          Section 5.4.  Compliance with Laws, Etc.  The Borrower will, and will
                        --------------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 5.5.  Use of  Proceeds.  The Borrower will use the proceeds of
                        ----------------
the initial Revolving Loan to payoff all obligations under the Existing Credit Facility and all other Revolving Loans to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

          Section 5.6.  Payment of Obligations.  The Borrower will, and will
                        -----------------------
cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.7.  Books and Records. The Borrower will maintain, and will
                        -----------------
cause each of its Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

          Section 5.8.  Visitation, Inspection, Etc.  The Borrower will, and
                        ----------------------------
will cause each of its Domestic Subsidiaries to, permit any representative of the Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Lender may reasonably request after reasonable prior notice to the Borrower. The Borrower shall be obligated to reimburse the Lender for its costs and expenses incurred in connection with the exercise of the Lender's rights under this Section only if such exercise occurs while an Event of Default exists.

          Section 5.9.  Maintenance of Properties; Insurance. The Borrower will,
                        ------------------------------------
and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

          Section 5.10. Cash Management.
                        ---------------
     (a) The Borrower will maintain substantially all of its domestic demand deposit accounts with the Lender.

     (b) At any time after the occurrence of an Event of Default, at the request of the Lender, the Borrower will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts receivable or other Collateral to be paid, in the form received with any appropriate endorsements, into an account with the Lender, which shall be subject to a lockbox or similar agreement in form and substance satisfactory to the Lender.

          Section 5.11. Further Assurances. The Borrower will, and will cause
                        ------------------
each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such actions, as may from time to time be reasonably requested by the Lender to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lender under this Agreement and the other Loan Documents (including, without limitation, any and all instruments necessary or appropriate to effect the guarantee of the Obligations by all Guarantors created or acquired after the date hereof).

          SECTION 5.12   ADDITIONAL SUBSIDIARIES.  If any additional Subsidiary
                         -----------------------
is acquired or formed after the Closing Date, the Borrower, within ten (10) Business Days after such Subsidiary is acquired or formed, (a) will notify the Lender thereof and (b) if such Subsidiary is a Domestic Subsidiary and not a Non-Material Subsidiary, (i) will cause such Subsidiary to become a Guarantor by executing agreements substantially in the forms of Annex I to each of Exhibits
                                                                      --------
F, G and H, and (ii) will deliver, or will cause such Subsidiary to deliver,
----------
simultaneously therewith similar documents applicable to such Subsidiary required under clauses (b), (c), (g), (i) and (k) of Section 3.1 as reasonably
                                                     -----------
requested by the Lender.

                                  ARTICLE VI

                              FINANCIAL COVENANTS
                              -------------------

          The Borrower covenants and agrees that so long as the Lender has its Revolving Commitment hereunder or the principal of or interest on or any Revolving Loan remains unpaid or other amount under any Loan Document remains unpaid or any Letter of Credit remains outstanding:

          SECTION 6.1.  MINIMUM QUARTERLY ADJUSTED EBITDA.  The Borrower will
                        ---------------------------------
have, as of the end of each fiscal quarter of the Borrower, Adjusted EBITDA of not less than (a) $1,500,000 for the fiscal quarter ending June 30, 2002 and (b) $2,000,000 for each fiscal quarter thereafter.

          SECTION 6.2.  MINIMUM NET CASH.  The Borrower will maintain, at all
                        ----------------
times, Net Cash equal to not less than $5,000,000.

          SECTION 6.3.  MINIMUM OPERATING CASH FLOW TO INTEREST RATIO.  The
                        ---------------------------------------------
Borrower will maintain as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2002, a ratio of Consolidated Operating Cash Flow to Consolidated Total Interest Expense of not less than 3.00 to 1.00.


                                 ARTICLE  VII

                              NEGATIVE COVENANTS
                              ------------------

          The Borrower covenants and agrees that so long as the Lender has its Revolving Commitment hereunder or the principal of or interest on any Revolving Loan remains unpaid or any other amount under any Loan Document remains unpaid or any Letter of Credit remains outstanding:

          SECTION 7.1.  INDEBTEDNESS. The Borrower will not, and will not permit
                        ------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness to the Lender under the Loan Documents;

          (b)  Indebtedness existing on the date hereof and set forth on
Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness
------------
that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

          (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including obligations under Capitalized Leases, and any Indebtedness assumed in connection with the acquisition of any such assets secured by a Lien on any such assets prior to the acquisition thereof; provided, that such
                                                     --------
Indebtedness is incurred prior to, concurrently with, or within 90 days after, such acquisition or the completion of such construction or improvements, and extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal
                               ----------------
amount of Indebtedness permitted under this clause (c) does not exceed $5,000,000 at any time outstanding;

          (d)  Indebtedness of any Loan Party owing to any other Loan Party;

          (e) In addition to Indebtedness permitted under Section 7.1(b), Indebtedness of Foreign Subsidiaries owed to any Loan Party not to exceed $5,000,000 at any time outstanding;

          (f) Indebtedness of the Borrower consisting of a Guarantee by the Borrower of loans to employees of the Borrower; provided, that the aggregate
                                                --------
principal amount of such Indebtedness shall not exceed $1,000,000 at any time outstanding;

          (g) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds and completion guaranties provided by the Borrower or any Subsidiary in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding;

          (h) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

          (i) unsecured Indebtedness of the Borrower or any Subsidiary consisting of a Guaranty by the Borrower or such Subsidiary of Indebtedness otherwise permitted to be incurred under this Section 7.1;

          (j) Indebtedness of the Borrower in respect of equity related purchase obligations arising under its stock option plan or executive compensation plans;

          (k) Indebtedness (i) owing by any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) owing by any Person at the time such Person is merged with or into the Borrower or any Subsidiary or (iii) secured by any asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, that such Indebtedness (x) was not created or incurred in the
--------
contemplation of any of the foregoing and (y) if such Indebtedness is secured by a Lien, such Lien is permitted under Section 7.2; and

          (l) other unsecured Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $2,000,000 at any time outstanding, provided that the terms and conditions of such Indebtedness (including the default provisions) are not more onerous than the terms of this Agreement.

          SECTION 7.2.  NEGATIVE PLEDGE.  The Borrower will not, and will not
                        ---------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

          (a)  Liens created in favor of the Lender pursuant to the Loan
Documents;

          (b)  Permitted Encumbrances;

          (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided,
                                                     ------------  --------
that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

          (d) Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that
                                                                 --------
(i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien
                                                ----------- -
attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

          (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided,
                                                                       --------
that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

          (f)  Liens securing Indebtedness permitted under Section 7.1(f); and
                                                           --------------

          (g) extensions, renewals, or replacements of any Lien referred to in paragraphs (b) through (f) of this Section; provided, that the principal amount
                                            --------
of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

          SECTION 7.3.  FUNDAMENTAL CHANGES.
                        -------------------

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided, that if
                                                             --------
at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary or the Borrower; provided, that if
                                                              --------
any party to such merger is a Guarantor, the surviving Person must be, or become concurrently with such merger, a Guarantor, and (iii) any Subsidiary (other than a Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; provided, that any such
                                                     --------
merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless an Investment made as a result of such merger is permitted by Section 7.4. Nothing in this Section 7.3
                                      -----------
shall be deemed to prohibit the disposition of the Minxware product line permitted under Section 7.6(c).

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

          SECTION 7.4.  INVESTMENTS, LOANS, ETC. The Borrower will not, and will
                        ------------------------
not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

          (a) Investments (including Investments in Subsidiaries but excluding Permitted Investments) existing on the date hereof and set forth on Schedule
                                                                    --------
7.4;
---

          (b)  Permitted Investments;

          (c) Investments constituting Indebtedness permitted by Section 7.1(d) and other Investments in a Guarantor;

          (d) Investments in Foreign Subsidiaries resulting from the transfer by the Borrower to such Foreign Subsidiaries of existing software license arrangements with customer operations currently located in the territory served by such Foreign Subsidiary;

          (e) In addition to Investments permitted under either of the immediately preceding clauses (a) and (d), other Investments by the Borrower in a Foreign Subsidiary of the Borrower not to exceed $5,000,000 in the aggregate, including without limitation Investments constituting Indebtedness permitted by
Section 7.1(e);

          (f) Investments consisting of loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

          (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 7.6;
                                -----------

          (h) Investments represented by accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (j) any prepaid royalties or advanced commissions paid by the Borrower or any Subsidiary to any Person; and

          (k) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $2,000,000 in the aggregate at any time outstanding.

          Section 7.5.  Restricted Payments. The Borrower will not, and will not
                        -------------------
permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) Restricted Payments made by any Subsidiary to the Borrower or to a Guarantor, (ii) cash dividends paid on, and cash redemptions or repurchases of, the common stock of the Borrower in an aggregate amount not to exceed $2,000,000 during any fiscal year of the Borrower (excluding any repurchase made from employees of the Borrower related to the Borrower's stock option plan or executive compensation plan), so long as no Default or Event of Default has occurred and is continuing. Nothing in this Section 7.5, nor anything else contained in this Agreement or any other Loan Document, shall prohibit payment of amounts (whether in cash, stock or other property) required to be paid by the Borrower under Section 2.9 of the Agreement and Plan of Merger dated March 1, 2000, by and among the Borrower, Athens Merger Corp., Ames Associates, Inc., RM Systems, Inc., Robert Raney, Richard Castellot, James Mitchell and Richard Ames; provided, however, the amount of cash payments paid by the Borrower after the date hereof shall not exceed $700,000 in the aggregate.

          Section 7.6.  Sale of Assets.  The Borrower will not, and will not
                        ---------------
permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired (including, without limitation, any shares or other ownership interests in any direct or indirect Subsidiary of the Borrower) except:

          (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

          (b) the sale of inventory, and the licensing of software and other products, in the ordinary course of business; and

          (c) the sale (whether a sale of assets, capital stock, or both) of the Minxware product line;

          (d) transfers of assets constituting Investments between and among the Borrower and its Subsidiaries to the extent not prohibited by Section 7.4; and
                                                              -----------

          (e) so long as no Default or Event of Default exists or would result therefrom and so long as the Borrower or a Subsidiary receives fair and reasonable consideration in cash for any such sale or other disposition, the sale or other disposition of other assets in an aggregate amount not to exceed 10% of the value of Total Assets of the Borrower and its Subsidiaries in any twelve (12) consecutive month period ending on the date of determination thereof.

In connection with any asset disposition permitted under this Section 7.6, the
                                                              -----------
Lender agrees to execute, upon the Borrower's request and at the Borrower's sole cost and expense, such documents and instruments of release as the Borrower may reasonably request to evidence the release and termination of (a) any security interest or other lien of the Lender created pursuant to any of the Loan Documents in the assets that are the subject of such disposition and (b) the Guaranty with respect to any Guarantor, the capital stock of which is the subject of such disposition.

          Section 7.7.  Transactions with Affiliates.  The Borrower will not,
                        ----------------------------
and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any Affiliate (other than for services as employees, officers and directors), except
(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.
                                                       -----------

          Section 7.8.  Restrictive Agreements.  The Borrower will not, and will
                        ----------------------
not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the
                                                          --------
foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          Section 7.9.  Sale and Leaseback Transactions.  The Borrower will not,
                        -------------------------------
and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

          Section 7.10. Amendment to Material Documents. The Borrower will not,
                        -------------------------------
and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lender under its certificate or articles of incorporation, bylaws or other organizational documents.

          Section 7.11. Accounting Changes.  The Borrower will not, and will not
                        ------------------
permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

          Section 8.1.  Events of Default.  If any of the following events (each
                        -----------------
an "Event of Default") shall occur:
    ----------------

          (a) the Borrower shall fail to pay any principal of any Revolving Loan or any reimbursement obligation with respect to a LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

          (b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days following receipt by the Borrower of notice of such failure from the Lender; or

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Lender by any Loan

Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

          (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.2(a) or 5.3 (with respect to the existence of
                       ------- --- -     ---
the Borrower or any Guarantor) or Articles VI or VII; or

          (e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses
(a), (b) and (d) above), and such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Lender; or

          (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness constituting borrowed money or obligations under Capitalized Leases or net amounts due under Hedging Agreements in an aggregate in excess of $1,000,000, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) the Borrower or any Subsidiary (other than a Non-Material Subsidiary) shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section,
(iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary (other than a Non-Material Subsidiary) or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than a Non- Material Subsidiary) or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary (other than a Non-Material Subsidiary) or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (i) the Borrower or any Subsidiary (other than a Non-Material Subsidiary) shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

          (j) an ERISA Event shall have occurred that when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; or

          (k) any judgment or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary (other than a Non-Material Subsidiary), and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary (other than a Non-Material Subsidiary) that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m)  a Change in Control shall occur or exist; or

          (n) except as a result of any asset disposition or other transaction expressly permitted by this Agreement, the Borrower shall cease to own 100% of the capital stock of any Guarantor that is a direct Subsidiary of the Borrower, or any Guarantor shall cease to own 100% of the capital stock of any other Guarantor that is its direct Subsidiary; or

          (o) any material provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, the Borrower or any other Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate any Loan Document to which it is a party; or

          (p) the Lender shall cease for any reason (other than failure to take action required on its part) to have a perfected, first priority Lien in and on any Collateral; or

          (q)  the occurrence of an event of default under any other Loan
Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate its Revolving Commitment; (ii) declare the principal of and any accrued interest on any outstanding Revolving Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) enforce any or all of the Liens created pursuant to the Security Agreement in accordance with such Security Agreements and (iv) exercise all remedies contained in any Loan Document; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Revolving Commitment shall automatically terminate and the principal of all outstanding Revolving Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section 9.1.  Notices.
                        -------

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          To the Borrower:    MAPICS, Inc.
                              1000 Windward Concourse Parkway, Suite 100
                              Alpharetta, Georgia 30005
                              Attention: Chief Financial Officer
                              Telephone Number: (678) 319-8359
                              Telecopy Number: (678) 319-8445

          With a copy to:     MAPICS, Inc.
                              1000 Windward Concourse Parkway, Suite 100
                              Alpharetta, Georgia 30005
                              Attention: General Counsel
                              Telephone Number: (678) 319-8487
                              Telecopy Number: (678) 319-8949

          To the Lender:      SunTrust Bank
                              303 Peachtree Street, N.E.
                              Atlanta, Georgia 30308
                              Attention: Brian Peters, Managing Director
                              Telephone Number: (404) 827-6118
                              Telecopy Number: (404) 588-8833

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Lender shall
                          --------
not be effective until actually received by the Lender at its address specified in this Section 9.1.
        -----------

          (b) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Revolving Loans and all other obligations hereunder shall not be affected in any way or to any extent by any failure of the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in any such telephonic or facsimile notice.

          Section 9.2.  Waiver; Amendments.
                        ------------------

          (a) No failure or delay by the Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 9.3.  Expenses; Indemnification.
                        -------------------------

          (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) actually incurred in connection with the preparation and administration of any of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated by this Agreement or any other Loan Document shall be consummated) and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) actually incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement (including its rights under this Section), or in connection with the Revolving Loans made, or any Letters of Credit issued, hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit, or in connection with any other Loan Document.

          (b) The Borrower shall indemnify the Lender and each Related Party of the Lender (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be actually incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of any of the transactions contemplated hereby or thereby, (ii) any Revolving Loan or any Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be
                                   --------
obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

          (c) The Borrower shall pay, and hold the Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any other Loan Document, the transactions contemplated herein or therein, any Revolving Loan or the use of proceeds thereof.

          Section 9.4.  Successors and Assigns.
                        ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

          (r) The Lender may at any time assign to one or more assignees all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment and the Revolving Loans and LC Exposure at the time owing to it); provided, that the
                                                          --------
Borrower must give its prior written consent (which consent shall not be unreasonably withheld or delayed) to any assignment, except during the occurrence and continuation of an Event of Default. Upon the execution and delivery of an assignment agreement by the Lender and such assignee and payment by such assignee of an amount equal to the purchase price agreed between the Lender and such assignee, such assignee shall become a party to this Agreement and the other Loan Documents and shall have the rights and obligations of a Lender under this Agreement, and the Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any such assignment hereunder, the Lender, the assignee and the Borrower shall make appropriate arrangements to have a new Revolving Credit Note issued to reflect such assignment.

          (c) The Lender may at any time, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in
                                                               -----------
all or a portion of the Lender's rights and obligations under this Agreement; provided, that (i) the Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between the Lender and the Participant with respect to such participation shall provide that the Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents.

          (d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Revolving Credit Note to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall
                             --------
release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 9.5.  Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
Process.
-------

          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding between the parties hereto arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this
                                                 -----------
Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

          Section 9.6.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY
                        --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 9.7.   Counterparts; Integration.  This Agreement may be
                         -------------------------
executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

          Section 9.8.   Survival. All covenants, agreements, representations
                         --------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitment has not expired or terminated. The provisions of Section 9.3 shall survive and remain in full
                               -----------
force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Revolving Commitment or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Revolving Loans.

          Section 9.9.   Severability.  Any provision of this Agreement or any
                         ------------
other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 9.10.  Confidentiality.  Except as otherwise provided by
                         ---------------
applicable law, the Lender shall utilize all non-public information regarding the Borrower and its Subsidiaries and Affiliates obtained pursuant to the requirements of this Agreement and the other Loan Document in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of the Lender's Affiliates (provided any such Affiliate shall agree in writing to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide assignee, participant or other transferee in connection with the contemplated assignment by the Lender of its rights hereunder or participations therein as permitted hereunder (provided they shall agree in writing to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower, a Subsidiary or any Affiliate of the Borrower.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MAPICS, INC.


                                    By________________________________________
                                      Name:
                                      Title:


                                    SUNTRUST BANK


                                    By________________________________________
                                      Name:
                                      Title:


                              [SIGNATURE PAGE TO
                          REVOLVING CREDIT AGREEMENT]

                                                                       EXHIBIT A

                             REVOLVING CREDIT NOTE
                             ---------------------

$10,000,000.00                                                  Atlanta, Georgia
                                                                  April __, 2002

     FOR VALUE RECEIVED, the undersigned, MAPICS, INC., a Georgia corporation (the "Borrower"), hereby promises to pay to SunTrust Bank (the "Lender") or its registered assigns at its principal office or any other office or bank account that the Lender designates, on the Commitment Termination Date (as defined in the Revolving Credit Agreement dated as of April __, 2002 between the Borrower and the Lender (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement")), the lesser of the principal sum of $10,000,000 and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds and in like currency, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender actually incurred.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the
                                                           --------
failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Revolving Credit Note is secured by the Collateral described in the Security Agreements and is unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

     THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                MAPICS, INC.

                                                By:__________________________
                                                   Name:
                                                   Title:

                              LOANS AND PAYMENTS

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                                              Unpaid Principal   Name of Person
         Amount and            Payments of       Balance of          Making
  Date  Type of Loan            Principal           Note            Notation
  ----  ------------            ---------           ----            --------
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                                      A-3

                         NOTICE OF REVOLVING BORROWING

                                 April 26, 2002

SunTrust Bank
303 Peachtree Street, N.E.
Atlanta, GA 30308

Attention:  Brian Peters

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of April 26, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), between the undersigned, as Borrower, and SunTrust Bank, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

     (A)  Principal amount of Revolving Loan:  $8,427,649.49

     (B)  Date of Revolving Loan (which is a Business Day): April 26, 2002

     (C)  Interest Rate basis: Base Rate

     (D)  Interest Period: N/A

     (E) Location and number of Borrower's account to which proceeds of Revolving Loan are to be disbursed: N/A

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a) and (b) of Section 3.2 of the Credit Agreement are satisfied.

                                                 Very truly yours,

                                                 MAPICS, INC.

                                                 By:__________________________
                                                    Name:
                                                    Title:

                                   Exhibit B

                                                                      EXHIBIT C

                        FORM OF CONTINUATION/CONVERSION

                                    [Date]

SunTrust Bank
303 Peachtree Street, N.E.
Atlanta, GA 30308

Attention:

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of April __, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, and SunTrust Bank, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Continuation/Conversion and the Borrower hereby requests the conversion or continuation of a Revolving Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Loan to be converted or continued as requested hereby:

     (A) Revolving Loan to which this request applies: ________________________

     (B) Principal amount of Revolving Loan to be converted/continued:
         ___________________________

     (C) Effective date of election (which is a Business Day):_________________

     (D) Interest rate basis of resulting Loan:_______________________

     (E)  Interest Period of resulting Loan:____________________________


                                                  Very truly yours,

                                                  MAPICS, INC.

                                                  By:___________________
                                                     Name:
                                                     Title:
                                   Exhibit C

                                                                       EXHIBIT D

                         FORM OF OFFICER'S CERTIFICATE
                         -----------------------------

     Reference is made to the Revolving Credit Agreement dated as of April __, 2002 (the "Credit Agreement"), between MAPICS, INC. (the "Borrower"), and SUNTRUST BANK (the "Lender"). Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 3.1(d) of the Credit Agreement.

     I, [                            ], [                            ] of
the Borrower, DO HEREBY CERTIFY to the Lender, in such capacity and not in my individual capacity, that to the best of my knowledge and belief:

     (a) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof; and

     (b) no Default or Event of Default has occurred and is continuing at the date hereof; and

     (c) since [the date], which is the date of the most recent financial statements described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of April, 2002.

                                                     __________________________
                                                      Name:
                                                      Title:

                                   EXHIBIT D

                                   EXHIBIT E
                                   ---------

                                                  FORM OF COMPLIANCE CERTIFICATE

                                                      Date: _____________, _____

To:  SunTrust Bank

Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of April 26, 2002 (the "Credit Agreement"), between MAPICS, Inc. (the "Borrower") and
           ----------------                               --------
SunTrust Bank (the "Lender"). Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 5.1(c) of the Credit Agreement.
----------- -

     The undersigned hereby certifies as of the date hereof that he/she is the [chief financial officer][treasurer] of the Borrower, and that, as such, he/she is authorized to execute and deliver this certificate to the Lender, and that:

[Use following for fiscal year-end financial statements]

     1. Attached hereto is the [annual audited financial statement][Borrower's 10-K] for the fiscal year ending [date] required to be delivered pursuant to
Section 5.1(a) of the Credit Agreement, together with the written statement  of
----------- -
[name independent certified public accountants] required by such section.

[Use following for fiscal quarter-end financial statements]

     1. Attached hereto is the [unaudited financial statement (including the unaudited consolidated balance sheet, and the related unaudited consolidated statements of operations and cash flows)][the Borrower's Form 10-Q] for the fiscal quarter ending [date] required to be delivered pursuant to Section 5.1(b)
                                                                  ----------- -
of the Credit Agreement. I hereby certify that such financial statement fairly presents in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statement.

     3. A review of the activities of the Borrower during such fiscal period has been made at the direction of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and

[select one:]

     (a) [To the best knowledge of the undersigned during such fiscal period, the Borrower (and, to the extent applicable, each Subsidiary) performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default exists as of the date of this certificate.]

[or]

         [The following covenants or conditions have not been performed or observed by the Borrower under the Loan Documents and the following is a list of each such Default or Event of Default and its nature and status:]

[select one:]

     (b) [no change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statement last delivered to the Lender pursuant to Section 5.1(a) of the Credit Agreement.]
            ----------- -

[or]

         [a change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statement last delivered to the Lender and the effect of such change on such financial statement attached hereto is as follows:]

     4.  The financial covenant calculations set forth on Schedule I attached
                                                          ----------
hereto are true and accurate on and as of the date of this certificate [and demonstrate compliance with Article VI of the Credit Agreement on and as of the
                            ----------
date hereof.]

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ____________ ___, 200__.

                                                   MAPICS, INC.

                                                   By: ________________________
                                                   Name: ______________________
                                                   Title: _____________________

                                                                      Schedule I

                        FINANCIAL COVENANT CALULATIONS
                     FOR THE FISICAL PERIOD ENDING [Date]

                               [To be attached.]